Exhibit 10.15

English Translation

Date: December 31, 2010

(1)         Wang Yongchao

(2)         Trilogic Investments Limited

(3)         Action King Limited

(4)         3GUU Mobile Entertainment Industrial Co., Ltd.

3GUU Mobile Entertainment Industrial Co., Ltd.

Shareholders’ Agreement

MOK & CO., STEPHEN

Jointly with Eversheds LLP	Tel: +852 2186 3200

No.15 Central Queen Road, Hong Kong	Fax: +852 2186 3201

21/F, Gloucester Tower, Landmark	www.eversheds.com

Table of Contents

1.	Interpretations	4
2.	Designated businesses and Company’s activities	5
3.	Company’s funding, financing and additional share issuing	6
4.	Board meetings and Company’s major members	7
5.	Shareholders’ meeting	8
6.	Confidentiality	9
7.	Transfer of shares	9
8.	Non-competition undertaking	10
9.	Secondary listing	10
10.	Breach of Agreement	10
11.	Representations, warranties and undertakings	11
12.	Term of Agreement	12
13.	Costs	12
14.	Encumbrances	12
15.	Notices	13
16.	Waivers	14
17.	Severability	14
18.	Entire agreement	15
19.	Modification	15
20.	Restrictions on inheritors	15
21.	Non-partnership	15
22.	Conflicting provisions	15
23.	Further undertakings	15
24.	Time of essence	16
25.	Counterparts	16
26.	Governing laws	16
Company’s current information		20
Part 1 Details of the Company		20
Part 2 Information of Hong Kong affiliate		21
Part 4 Details of Guangzhou Yingzheng		23

THIS AGREEMENT is made and entered into as of December 31, 2010 by and between

(1)                                 Wang Yongchao, holding Chinese ID Card No.            having its address at 15           , Guangzhou, PRC, 510630 (“Party A”);

(2)                                 Trilogic Investments Limited, a limited liability company registered under the laws of British Virgin Islands, having its registered office at OMC Chambers, P. O. Box 3152, Road Town, Tortola, British Virgin Islands (“Party B”);

(3)                                 Action King Limited, a limited liability company registered under the laws of British Virgin Islands, having its with registered office at P. O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Action King”); and

(4)                                 3GUU Mobile Entertainment Industrial Co., Ltd., a limited liability company registered under the laws of British Virgin Islands, having its registered office at OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Company”).

(Party A, Party B, Action King and the Company are herein collectively referred to as the “Parties” and separately as a “Party”).

WHEREAS,

(A)                               The Company is a limited liability company duly incorporated and validly existing under the laws of British Virgin Islands. The relevant information of the Company is recorded in Part 1 of Schedule 1.

(B)                               The Company beneficially owns 100% of the equity in the Hong Kong affiliate which is a limited liability company duly incorporated and validly existing under the laws of Hong Kong. The relevant information of the Hong Kong affiliate is recorded in Part 2 of Schedule 1.

(C)                               The Hong Kong affiliate holds 100% of the equity of the PRC affiliate which is a limited liability company duly incorporated and validly existing under the laws of PRC. The relevant information of the PRC affiliate is recorded in Part 3 of Schedule 1.

(D)                               According to the Share Purchase Agreement (hereinafter referred to as the “Contract”) signed by and between Party A, Party B, Zheng Feng, Liang De, Action King, CMHJ Technology Fund II, L.P., Natixis Ventech China AB, the Company and VODone Limited on December 29th 2010, Action King purchases seventy percent (70%) of the equity in the Company from Party B, CMHJ Technology Fund II, L.P. and Natixis Ventech China AB. After the transaction referred to herein is finished, the share ratio held by the Company is as shown in Part 1 of Schedule 1 attached hereto.

(E)                                This Agreement will take effect after the transaction referred to herein is finished.

Unless otherwise provided for herein, the terms used in this Agreement (incl. the foreword) have the same meanings as defined herein.

1.                                      Interpretations

Unless otherwise provide for herein, the following terms, whenever used herein, have the following meanings:

“Articles of Association”	The Articles of Association of the Company, including amendments made from time to time;

“Auditor”	The company auditor appointed by the Company from time to time (must be an internationally famous accounting firm recognized by Action King);

“BOD”	The Board of Directors of the Company;

“Designated Businesses”	The businesses the Company engages in according to Article 2.1 herein;

“Board Chairman”	The Chairman of the Board of Directors appointed according to Article 4.2 herein;

“Director”	Any incumbent director of the Company;

“CFO”	The Company’s chief financial officer in charge of the group company’s finance (must be a person recognized by VODone Limited and holding the Hong Kong accountant qualification);

“Top Management”	Directors, CFO, General Manager and senior managers that participate in the operations of the Group and decided by the BOD of the Company;

“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China;

“PRC”	The People’s Republic of China and for the purpose of this Agreement only, excluding Hong Kong, Macao SAR and Taiwan;

“Register”	The Company’s shareholders register;

“Shares”	Shares of the Company with a face value of USD [0.01] per

share;

“Shareholders”	The Company’s shareholders shown in the register;

“Shareholder loan”	Any loan already made or to be made by any shareholder to the Company and, where this meaning is applicable, the unpaid part of any shareholder loan;

1.1                               Unless otherwise provided for, any clause referred to herein is the clause hereof.

1.2                               Unless otherwise provided for, terms expressed in person include individuals, companies, bodies, corporate bodies and non-legal-person organizations.

1.3                               Any ordinance or clause referred to herein include its amendments, expansions, consolidations or replacements, as well as any directives, rules, instructions or other subsidiary legislations made according to such ordinance or clause.

1.4                               The titles used herein are for reference only and do not affect the interpretations of the clauses herein.

1.5                               The schedule contained herein constitutes an integral part hereof.

1.6                               Unless otherwise provided for, any warranties, representations, compensation warranties, agreements, covenants and undertakings made or concluded by more than one person are made or concluded jointly and individually.

1.7                               All the warranties, representations, undertakings or compensation warranties indicated herein are made on the basis of any person’s knowledge or trust and are true. At the same time, each warranty, representation, undertaking or compensation warranty shall be regarded as being followed by the sentence of “All are cautiously queried in detail”.

2.                                      Designated businesses and Company’s activities

2.1                               The only business of the Company, holding Hong Kong affiliate and Chinese affiliate, is to carry out commercial cooperation with Guangzhou Yingzheng according to the package of agreements or carry out other businesses according to the decisions of the BOD of the Company. Besides, the Company is prohibited from engaging in any other activities or investments.

2.2                               The business of the Hong Kong affiliate is investment and share controlling, while that of the PRC affiliate is to software design, development and enterprise informationization. The PRC affiliate, through exclusive business cooperation with Guangzhou Yingzheng and according to this package of agreements obtains incomes from [relevant technical services] and [marketing services]. Relevant information of Guangzhou Yingzheng is shown in Part 4 of Schedule 1.

2.3                               Each shareholder shall

2.3.1                     Exercise all of its voting rights and powers regarding the Company to make all the clauses herein fully valid, including (if applicable) implementing all clauses as if such clauses were included in the Memorandum of Association and Articles of Association of the Company;

2.3.2                     Enable named directors to support and execute any board resolutions of the Company and all the reasonable proposals made at other meetings and intended to appropriately develop the businesses designated herein; and

2.3.3                     Do its best to drive designated businesses and the interests of the Company and the Group.

3.                                      Company’s funding, financing and additional share issuing

3.1                               All the capital invested by the Company in the Group is obtained through the following means [except where Article 5.1 of the Share Purchase Agreement applies]:

3.1.1                     First, the Company shall at its own expense arrange the third-party financing. The warranty involving financing shall be provided by shareholders according to their equity ratio.

3.1.2                     Second, if it fails to obtain third-party financing or if the BOD of the Company thinks that third-party financing does not conform to the overall business interests of the Company or if third-party financing fails to meet the capital demand, shareholders shall provide the Company with capital in the form of shareholder loan and/or by subscribing additionally issued shares according to their equity percentage. The issuing price and details shall be determined by the BOD. If any shareholder waives the right to subscribe all or any part of the additionally issued shares available for subscription thereby, such unsubscribed new shares may be subscribed by other shareholders according to their equity percentage.

3.2                                       If all of the conditions for increasing the capital of the Company as agreed in Article 5.1 of the Share Purchase Agreement are met, Party B and Action King shall, according to their equity in the Company, increase the capital according to the timetable submitted by Party B. Such capital increase applies to the usages and applications listed in the capital increase plan as accepted and recognized by VODone Limited. Action King has the obligation to enable itself and the Company’s shareholders’ meeting and/or BOD to pass and implement such capital increase issues according to the timetable listed in the capital increase plan submitted by Party B and accepted and recognized by VODone Limited.

3.3                                       If the Company issues additional shares or issues options, subscription rights for new share, etc., granting holders of such derivatives the right to exchange for the shares of the Company, the shareholders shall be entitled to the right of refusal according to their respective equity percentages. If any shareholder waives its right for subscribing all or any part of the additional shares issued by the Company and available for subscription thereby, such unsubscribed new shares may be subscribed for by other shareholders according to their equity ratio.

4.                                              Board meetings and Company’s major members

4.1                                       No shareholder shall be qualified to name any director unless it holds 5% or more of the equity of the Company. Unless otherwise agreed by all the shareholders in writing, the number of directors of the Company shall not exceed [7].

4.2                                       Action King may name 4 directors and Party B may name 3 directors. Each shareholder may dismiss or replace any director named thereby, provided that it notifies all the members of the BOD in writing in advance. When any party hereto is no longer a shareholder of the Company, all the directors named thereby shall also exit the BOD. Each shareholder is fully responsible to the Company and other shareholder and for any actions inactions of any director named thereby. The BOD shall have one chairman who shall be a director named by Action King.

4.3                                       All the operation and management activities of the Company, including but not limited to the Company’s management and investment decisions, etc. regarding designated businesses (including but not limited to the following issues) shall be passed by the majority of the board members at board meetings.

4.3.1             Formulating effective capital management rules and systems;

4.3.2             Examining and approving annual operating budgets;

4.3.3             Examining and approving financing-related issues;

4.3.4             Consolidations and acquisitions;

4.3.5             Equity structure changes;

4.3.6             Dividend distribution principles; and

4.3.7             Major business decisions.

4.4                                       The term of each director shall not exceed three years, but consecutive terms are allowable.

4.5                                       The quorum for each board meeting shall be 5 with directors appointed by Action King accounting for the majority of the meeting. All the board resolutions made at each board meeting shall be passed by the majority of directors attending such meeting. Any written resolution signed by all directors shall be effective board resolutions, as if resulting from board resolutions.

4.6                                       An annual board meeting shall be held each year. Other board meetings shall be held depending on the business needs of the Company and be called by the Chairman. However, any director shall have the right to request the Chairman to hold board meetings. The notice for holding any board meeting shall be sent to directors no later than seven days before the determined date of meeting. The details of such notice shall be listed in the issues and/or resolutions discussed and/or passed at such meeting.

4.7                                       Unless otherwise determined by any board resolution, all board meetings s hall be held in PRC and Hong Kong. Any director unable to attend board a meeting may attend it through telephone, video conference or any other similar telecommunication equipment, provided that all the directors attending the meeting must be able to hear each other (either attending the meeting in person or through telecommunication equipment). Any meeting held in this means shall be regarded as effectively held.

4.8                                       At any board meeting, each director has one vote. If any director fails to attend such a meeting, whatever the reason may be, he/she may in writing authorize another person to attend such a meeting and exercise the powers as a director at the meeting. If the authorized person is another director, such authorized person, in addition to his/her own voting right, also represents the represented director in exercising such voting right.

4.9                                       Unless otherwise determined at the shareholders’ meeting, no director receives any salary except for repayment of the actual expenditure prepaid by such a director in performing responsibilities related to the Company.

4.10                                The Company shall have one CFO and one accountant, both of whom to be appointed by Action King.

4.11                                Party A and Party B jointly promise to enable the members of their own Top Management to sign with the Company employment contracts containing non-competition clauses within 10 days after conclusion hereof.

4.12                                From the date of execution hereof to the issuance date of the Company’s annual audit report for 2013, Party B shall have the right to name Top Management members (including but not limited to CEO, deputy general managers, etc.) except CFO and account who shall be appointed by the Company after negotiation with Action King.

5.                                              Shareholders’ meeting

Unless otherwise specified herein or in the laws of the place where the Company is established, all the resolutions made at any shareholders’

meeting shall be passed by the majority (as represented by equity) of attending shareholders of the Company.

6.                                              Confidentiality

Each party hereto shall at all times strictly keep absolutely confidential all the information of any nature directly or indirectly accessed thereby during the negotiation and discussion hereof and/or as a result of it being a shareholder (either incumbent or past) of the Company. Each party hereto shall at all times do its best to enable its own senior staff, employees, agents, authorized persons, controlled companies, affiliates and associated companies (if any) to keep absolutely confidential such information. Even if any party hereto no longer holds any shares of the Company or is no longer limited by any other clauses herein under other circumstances, this article will still be fully effective for the Parties hereto.

7.                                              Transfer of shares

7.1                                       It is hereby unconditionally and irrevocably agreed by Party A, Party B and the Company that Action King may freely transfer the shares it holds in the Company without any consent or approval from any shareholder or the Company. Such transfer is not limited in any form but, provided it meets the relevant provisions of the Articles of Association. At the same time, when Action King transfers the shares it holds in the Company, Party B shall have the right to sell in proportion part or all of the shares it holds in the Company.

7.2                                       It is hereby unconditionally and irrevocably agreed by Party A, Party B and the Company that Action King may at any time notify Party B in writing, requesting Party B to sell or transfer all or part of the shares Party B holds in the Company (“target shares”) to Action King or any third party designated thereby within the time specified in the notice. By then, Party A, Party B and the Company agree to provide all assistance to enable Action King complete all the procedures necessary for selling or transferring the target shares. It is agreed by Party B and the Company that the consideration for the target shares shall have a P/E that is 8x the audited pre-tax profit of the Company for the year concerned, multiplied by the ratio of target shares against the then issued capital of the Company. This consideration shall be paid to Party B in the form of the shares of the publicly listed company referred to in Article 5.1 of the Contract. The specific quantity of paid shares shall be finally determined by the BOD of VODone Limited according to the listing plan of the said publicly listed company.

7.3                                       It is unconditionally and irrevocably agreed by Party A and Party B that, during the term of this Agreement, unless agreed by Action King in writing in advance, no share sale or transfer shall allowed or enabled to be allowed and no such shares shall be subject to any right of refusal, lien, mortgage, pledge or encumbrance.

8.                                              Non-competition undertaking

8.1                                       It is hereby severally, jointly, unconditionally and irrevocably committed to Action King by Party A and Party B that

8.1.1             Except the equity Party A holds in Guangzhou Xinrong, during the duration (including legal extension) of the Group Company, without prior written consent from Action King, neither Party A nor Party B will independently or jointly, representing any person, firm or company (enterprise or unit), directly or indirectly, in the name of partner, shareholder, consultant or agent, develop, operate or assist in operating, participate in or engage in any business that competes or may compete with any business of the Group Company, or holds any equity or interests in any company or enterprise that competes or may compete with any business of the Group Company, or in any other form engages in any business that competes or may compete with any business of the Group Company. At the request of Action King Limited, Party A will unconditionally and irrevocably agree to transfer the shares it holds in Guangzhou Xinrong to Action King Limited at the market price.

8.1.2             Party A will not participate in the operations of Guangzhou Xinrong either now or in future.

8.1.3             From the date of signing this Agreement, Party A will no longer engage in any business that competes or may compete with any business of the Group Company.

8.1.4                             If any of the representations and warranties in the foregoing 8.1.1 and 8.1.2 is proved to be untrue or not observed, it is agreed by Party A and Party B to severally and jointly compensate Action King for all the direct and indirect losses and bear corresponding legal liabilities.

9.                                              Secondary listing

It is agreed by Party A and shareholders that the Company, when the time is appropriate, may be secondarily listed in Hong Kong or/and the U.S.A. Party A and shareholders shall in the name of persons appointed by shareholders and directors do their best efforts to assist the Company in completing the listing.

10.                                       Breach of Agreement

A default shall be constituted if:

10.1                                Party A or Party B becomes insolvent and bankrupt and a liquidator, administrator, receiver, trustee or any similar person is appointed for all or part of its businesses or assets;

10.2                                Party A or Party B is or admits to be unable to pay due debts or is declared or is already bankrupt or insolvent;

10.3                                Any creditor receives or detains all or any part of Party A or Party B’s businesses or major assets or any of such businesses or major assets becomes the object of any legal procedure and the object of such receiving, detainment or execution is not released within 3 days;

10.4                                Party A or Party B stops or declares to stop operating the major parts of its businesses or any related assets, or sells or declares to sell or any government or any other governmental organization confiscates or declares to confiscate all or the major parts of its businesses or any related assets, or dismisses or declares to dismiss its management; or

10.5                                Party A or Party B breaches any of its responsibilities set forth herein and, if such breach is remediable, fails to correct it within 30 days after Action King issues a written notice to it, listing all the measures necessary for taking remediable actions.

11.                                       Representations, warranties and undertakings

11.1                                Each of Party A, Party B and the Company hereby unconditionally and irrevocably represents, warrants and commits to Action King that

11.1.1      It shall do anything necessary for the Company and the Group Company (including but not limited to, without prejudice to the general provisions above, instructing the director(s) named thereby, calling shareholders’ meetings and voting at such meetings) and take or enable the taking of all necessary actions to ensure full and complete observation and performance of the clauses herein;

11.1.2      If it is a legal body, it is officially registered and validly exists under the laws of the place of registration; that all the internal, shareholder and other approvals necessary for approving the execution, delivery and performance of this Agreement are already obtained;

11.1.3      It has the right to execute and deliver this Agreement and perform the obligations hereunder; that neither its executing nor delivering this Agreement nor performing any of its obligations hereunder breaches any contract to which it is a party or violates any law, regulation or any legally effective provision which it shall observe; and

11.1.4      All the clauses herein are effective for and legally binding on it.

11.2                                Each of Party A, Party B and the Company hereby unconditionally and irrevocably represents and warrants to Action King to enable Guangzhou Yingzheng to pay the technical service and marketing expenses to the PRC affiliate and that the total amount of such expenses shall be equal to the annual service fee calculated using the following formula:

Annual service fee = (Guangzhou Yingzheng’s annual operating income - Guangzhou Yingzheng’s actually paid annual tax - Guangzhou Yingzheng’s fixed annual operating cost)

12.                                       Term of the Agreement

12.1                                When any shareholder is no longer a shareholder of the Company, it will no longer be bound or protected by the clauses of this Agreement, except the shareholder obligations as specified in Article 6 herein. Correspondingly, when Party B is no longer a shareholder of the Company, Party A’s obligations hereunder will be automatically relieved and this Agreement will no longer be binding on Party A.

12.2                                As long as there are two or more shareholders or before this Agreement is terminated with unanimous consent of all shareholders, this Agreement will remain fully lawful and valid.

12.3                                The termination of this Agreement will not affect any of rights or legal responsibilities incurred hereunder before such termination.

13.                                       Costs

Each shareholder shall be responsible for all the expenses and expenditures incurred thereby as a result of negotiating, preparing and executing this Agreement.

14.                                       Encumbrances

14.1                                Without prior written consent of Action King, Party B shall not set or allow to set any pledge, lien or mortgage or grant any option or any other right on any of the shares it holds in the Company or dispose any interests it has in the Company (except any equity transfer made according to the Company’s Articles of Association and this Agreement).

14.2                               Without prior written consent of Action King, Party A shall not transfer, sell or set or allow to set any pledge or grant any options or any other right on any of the shares it holds in Party B or dispose any interests it has in the Company.

15.                                       Notices

15.1                                All the notices, requests or other communications to be given, sent or delivered hereunder shall be made in writing and in Chinese and be sent out to the relevant parties hereto by prepaid mail (by airmail if sent to other countries), by fax or in person to the following addresses or fax numbers of relevant parties hereto (or other addresses or fax numbers as designated by such recipients by five days’ written notices):

To Party A:	Wang Yongchao

Address:	15/F, Block A, Huajian Building, No.233, Tianfu Road, Tianhe District, Guangzhou, PRC, 510630

Tel.:	+86 20 85613455

Fax:	+86 20 85613455

To Party B:	Trilogic Investments Limited

Address:	15/F, Block A, Huajian Building, No.233, Tianfu Road, Tianhe District, Guangzhou, PRC, 510630

Tel.:	+86 20 85613455

Fax:	+86 20 85613455

ATTN :	Wang Yongchao

To :	Action King Limited

Tel. :	+852 2213 0110

Address :	Room#3006, 30/F Gloucester Tower, Landmark, No.11, Pedder Street, Central Ring, Hong Kong

Fax :	+852 2869 8960

ATTN :	Xi Handi

To	:	3GUU Mobile Entertainment Industrial Co., Ltd.

Tel.	:	+86 20 85613455

Address	:	15/F, Block A, Huajian Building, No.233, Tianfu Road, Tianhe District, Guangzhou, PRC, 510630

Fax	:	+86 20 85613455

ATTN	:	Wang Yongchao

15.2                                Any notice, request or other communication given, sent or delivered hereunder shall be regarded as received by any related party (i) on the seventh business day after posting if it is sent by ordinary mail and on the fifth business day after posting if sent by airmail; (ii) upon being delivered if sent in person; and (iii) upon being sent out if sent by fax.

15.3                                Any communication sent by any of the means specified in Article 15.2 herein shall be regarded as delivered and be used as the evidence for delivery if (1) the communication is placed at the address of the communication service provider/recipient, or (2) a letter is posted that carries the correct address of communication service provider and contains the communication content and the postage is fully paid, or (3) the communication is already faxed to the communication service provider / recipient, it shall be regarded as sufficient evidence. If it is sent by fax, the fax report from the fax machine will be used as the evidence of delivery.

15.4                                The content of Article 15 herein does not exclude any other communication means permitted by any law.

16.                                       Waivers

Unless otherwise agreed in writing, if any party hereto fails to request any breaching party to perform any provision herein, it does not affect its right to request the breaching party to perform such a provision or any other provision herein, and the exemption granted by any party hereto to any breaching party in case of breaching any provision herein shall not constitute any exemption from such a provision or from any of its rights hereunder.

17.                                       Severability

If any provision herein becomes illegal, invalid or unenforceable according to the law of any jurisdiction at any time, it will not affect or damage the legality, validity or enforceability of any other provision herein according to the law of such jurisdiction or the legality, validity or enforceability of such a provision according to the law of any other provision.

18.                                       Entire agreement

This Agreement constitutes the entire agreement for the Parties hereto to manage the rights and obligations of shareholders relating to the Company and replaces all other express or implied agreements or undertakings relating to the same issues.

19.                                       Modification

No modification shall be made to this Agreement without prior written consent from all shareholders or authorized representatives thereof.

20.                                       Restrictions on inheritors

This Agreement is binding on and ensure the interests of the inheritors, assignees and individual representatives (depending on specific circumstances) of the Parties hereto.

21.                                       Non-partnership

No content herein shall be regarded as constituting any partnership among parties hereto and no party hereto shall use this to limit any other party hereto.

22.                                       Conflicting contents

The content of this Agreement is an addition to the Articles of Association. If, during the term of this Agreement, the content hereof conflicts with the content of the Articles of Association, for the parties hereto this Agreement shall prevail and the Parties hereto shall follow the provisions of this Agreement and appropriately modify the relevant provisions of the Articles of Association.

23.                                       Further undertakings

If any party hereto reasonably requests in writing any other party hereto to perform any provision herein to make it fully valid and effective, each party hereto shall separately make reasonable effort to enable any necessary third party to sign and perform any future relevant covenants, documents, undertakings, legal actions and affairs.

24.                                       Time of essence

Any date or period of time referred to herein may be extended after negotiation among the Parties hereto. If any date or period is not extended through negotiation among the Parties hereto, it will constitute an element herein.

25.                                       Counterparts

This Agreement may be signed in quintuplicate and will take effect immediately after each of the Parties hereto signs one signed copy. All signed copies constitute one and the same document. Thereafter, the Parties hereto shall exchange and affix their signatures to the signed copies, enabling each party hereto to hold one signed entire copy.

26.                                       Governing laws

26.1                                This Agreement shall be governed by and interpreted in accordance with the law of Hong Kong.

26.2                                It is agreed by each party hereto that any lawsuit or procedure against itself or any of its assets and arising out of or relating to this Agreement may be brought to a competent Hong Kong court of law. It is hereby irrevocably and unconditionally agreed by the Parties to observe the non-exclusive jurisdiction of the Hong Kong court of law over such lawsuit or procedure. The Parties hereto agree to observe the jurisdiction of the Hong Kong court of law, but this shall not limit (or constitute any limitation on) the right of any party hereto to carry out any legal procedure within any appropriate jurisdiction. In addition, carrying out legal procedures in any one or more jurisdictions will not prevent carrying out legal procedures in any other jurisdiction, whether or not simultaneously.

26.3                                Party A, Party B and the Company hereby irrevocably designate Zheng Guiqiong (Brenda: Room D, 35., Thomson Commercial Building, 8-10 Thomson Road, Wanchai, Hong Kong; Tel.: 00852-25286776 or 00852-25294884 or 00852-97369970, fax 00852-28651662) as their proxy (“Proxy”), representing them in Hong Kong in receiving and confirming the delivery of any orders, summons, judgments or any other legal notices (collectively called “legal notices”). If given to the proxy or mailed by registered mail to the above-mentioned or known latest addresses, on the second business day after posting, if there is any mailbox at the above-mentioned or known latest address, it shall be regarded as delivered as soon as the legal notice is inserted into the mailbox (no matter whether or not it is sent to or received by Party A, Party B or the Company). If the proxy can no longer serve as the proxy for Party A, Party B and Party C, no matter whatever the reason may be, Party A, Party B and the Company shall, for the same purpose, appoint another proxy in Hong Kong and shall notify other parties hereto in writing of such an appoint according to the provisions of Article 15 herein. According to provisions of Article 15 herein, unless and until the notice for appointing the new proxy is received by another party hereto, any legal notice, if appropriately sent to the proxy, shall be regarded as appropriately and legally delivered to each company, Party A, Party B and the Company.

IN WITNESS WHEREOF, this Agreement is executed by the Parties hereto on the date as indicated on the first page hereof.

Party A:

Wang Yongchao, P. R. China ID Card No.:

Signed, stamped and delivered by:

Witnessed by	: /s/ Wang Yongchao

Signature	: /s/ Zheng Feng

Party B:

Trilogic Investments Limited

[affixed with company chop]

Authorized representative:	/s/ Wang Yongchao

Title	:

Witness:	/s/ Zheng Feng

Signature:

Company seal: [affixed with common seal]

Action King Limited:

[affixed with company chop]

Signature:	/s/ Sin Hendrick

Company seal:

Authorized representative (name): Hendrick Sin

Title: Director

Witness (name): Frankie Yan

Signature:	/s/ Frankie Yan

Company:

3GUU Mobile Entertainment Industrial Co., Ltd. [affixed with company chop]

Company seal: [affixed with common seal]

Authorized representative (name):	/s/ Wang Yongchao

Title:

Witness (name):

Signature:	/s/ Liang De

Schedule 1

Company’s current information

Part 1    Details of the Company

Company name	:	3GUU Mobile Entertainment Industrial Co., Ltd. (“Company”)

Registered address	:	British Virgin Islands

Registration No.	:	1538249

Date of establishment:	:	July 2, 2009

Registered office	:	OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Upper limit for number of legally issued shares: 220,000,000 ordinary shares with a face value of USD0.01 each

Issued capital	:	6,849,315 ordinary shares with a face value of USD0.01 each

Shareholder Name	Shares and Percentage of Shareholding

1. Trilogic Investments Limited	2,054,794 (30)%

2. Action King Limited	4,794,521 (70)%

Directors	:	Zhang Lijun, Wang Chun, Xian Handi, Li Xiaohua, Wang Yongchao, Zheng Feng and Liang De

Main business	:	Investment and share controlling

Part 2    Information of Hong Kong affiliate

Company name	:	3GUU Mobile Entertainment Co., Ltd.

Place of registration	:	Hong Kong

Registration No.	:	1350695

Time of establishment:	:	2009

Registered office	:	Room 3/F., Thomson Commercial Building, 8-10 Thomson Road, Wanchai, Hong Kong

Registered capital	:	HKD10,000.00, divided into 10,000.00 ordinary shares with a face value of HKD1 per share

Issued capital	:	HKD1, divided into 1 ordinary share with a face value of HKD1 per share

Shareholder Name	Shares and Percentage of Shareholding

3GUU Mobile Entertainment Industrial Co., Ltd.	1 (100)%

Directors	:	Guo Jia, Wang Yongchao, Zha Chengjia, Zheng Feng and Liang De

Main business	:	Business

Part 3    Information of PRC affiliate

Company name	:	Guangzhou Yitong Tianxia Software Development Co., Ltd.

Place of registration	:	PRC

Registration No.	:	440101400017048

Date of establishment	:	October 20, 2009

Premises	:	No.1-6 of 1501, No.233 of Tianfu Road, Tianhe District, Guangzhou

Registered capital	:	USD3,000,000.00

Contributed capital	:	USD3,000,000.00

Shareholder Name	Shares and Percentage of Shareholding

3GUU Mobile Entertainment Co., Ltd.	100%

Director	:	Wang Yongchao

Legal representative	:	Wang Yongchao

Scope of business	:

Software design, development, enterprise informationization and related technical services (excluding those prohibited by laws and regulations; for commodities involving quota permit management and specific management, follow relevant governmental rules)

Part 4    Details of Guangzhou Yingzheng

Company name	:	Guangzhou Yingzheng Information Technology Co., Ltd.

Place of registration	:	PRC

Registration No.	:	440101000013553

Date of establishment	:	April 8, 2004

Premises	:	15/F, Block A, Huajian Building, No.233, Tianfu Road, Tianhe District, Guangzhou

Registered capital	:	RMB10,000,000.00

Contributed capital	:	RMB10,000,000.00

Shareholder Name	Shares and Percentage of Shareholding

Wang Yongchao	64%

Zheng Feng	20%

Shi Haiyan	12%

Liang De	4%

Director	:	Wang Yongchao

Legal representative	:	Wang Yongchao

Scope of business	:

Electronic products, telecommunication equipment, electronics and computer software, hardware technology research, technical development, technical services; electronics and computer system integration, network system equipment design, installation; selling electronics, computers and spare parts, electronic elements, telecommunication equipment, ordinary machinery, electrical appliances and machinery, electronic products, cultural and educational products; information services (including Internet information services, excluding telecommunication information services) [no operations allowed where prohibited by laws and regulations; for items restricted by laws and regulations, operations are allowed only after relevant permits and documents are obtained]

Note:

Shi Haiyan and Wang Yongchao have signed an equity transfer agreement under which Shi Haiyan transfers the 12% of the equity she holds in the Company to Wang Yongchao. For this transfer, relevant approval and commerce and industry modification formalities are being handled.